certification

Joseph Barrato, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer Treasurer/Principal Financial Officer of Arrow Investments Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Arrow Investments Trust	Arrow Investments Trust

/s/ Joseph Barrato	/s/ Sam Singh
Joseph Barrato	Sam Singh

Date:	4/11/25	Date:	4/11/25

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.